Exhibit 10.1

SALE OF GOVERNMENT PROPERTY AMENDMENT OF INVITATION FOR BIDS/MODIFICATION OF CONTRACT

1. AMENDMENT TO INVITATION FOR BIDS NO.: 99-4001-0004		2. EFFECTIVE DATE	PAGE 1 OF 5 PAGES
SUPPLEMENTAL AGREEMENT NO.: 5
3. ISSUED BY DEFENSE REUTILIZATION AND MARKETING SERVICE ATTN: DRMS-BBS 74 WASHINGTON AVE. N. BATTLE CREEK, MI 49017-3092		4. NAME AND ADDRESS WHERE BIDS ARE RECEIVED DEFENSE REUTILIZATION AND MARKETING SERVICE ATTN: DRMS-BBS 74 WASHINGTON AVE. N. BATTLE CREEK, MI 49017-3092
5. ☐ AMENDMENT OF INVITATION FOR BIDS NO. (See item 6)	DATED	☒ MODIFICATION OF CONTRACT NO. (See item 8) 994001-00004	DATED 03/28/07

6.     THIS BLOCK APPLIES ONLY TO AMENDMENTS OF INVITATIONS FOR BIDS

       The above numbered invitation for bids is amended as set forth in Item 9.  Bidders must acknowledge receipt of this amendment unless indicated otherwise in item 11 prior to the hour and date specified in the invitation for bids, or as amended, by one of the following methods:

       (a)     By signing and returning __________ copies of this amendment;

       (b)     By acknowledging receipt of this amendment on each copy of the bid submitted; or

       (c)     By separate letter or telegram which includes a reference to the invitation for bids and amendment number.

       FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE ISSUING OFFICE PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR BID.  If by virtue of this amendment you desire to change a bid already submitted, such change may be made by telegram or letter, provided such telegram or letter makes reference to the invitation for bids and this amendment, and is received prior to the opening hour and date specified.

7. ACCOUNTING AND APPROPRIATION DATE (If required)
8. THIS APPLIES ONLY TO MODIFICATION OF CONTRACTS This Supplemental Agreement is entered into pursuant to authority of MUTUAL AGREEMENT

9.     DESCRIPTION OF AMENDMENT/MODIFICATION (Except as provided below all terms and conditions of the document referenced in item 6 remain in full force and effect)

Whereas Contract 99-4001-0004 was entered into on June 9, 2005 by and between the United States of America, hereinafter referred to as the Government and Liquidity Services, Inc. hereinafter referred to as the contractor, and DOD Surplus, LLC formed by the contractor to serve as the entity that processes DRMS assets, hereinafter referred to as the Purchaser, and Whereas the contract involved the follow item in Invitation for Bid 99-4001:

0001:  All scrap material located in the continental United States (other than Tennessee and the Carolinas) and in Alaska that is demilitarization code A, B, E, or Q or that is subject to demilitarization as a condition of sale other than material and items in the list of excluded SCLs and FSCs set forth in Part IV.  Contract performance is 7 years with three one year renewal option periods.

THE HOUR AND DATE FOR RECEIPT OF BIDS           ☐           IS NOT EXTENDED,        ☐         IS EXTENDED UNTIL       O’CLOCK                M

(LOCAL TIME)            DATE

10. BIDDER/PURCHASE NAME AND ADDRESS (Include zip Code) DOD Surplus, LLC 15051 N. Kierland Blvd. Third Floor Scottsdale, AZ 85254		11. ☐ BIDDER IS NOT REQUIRED TO SIGN THIS DOCUMENT ☒ PURCHASER IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN ORIGINAL AND 0 COPIES TO THE ISSUING OFFICE
12. SIGNATURE FOR BIDDER/PURCHASER BY /s/ Thomas B. Burton (Signature of person authorized to sign)		15. UNITED STATES OF AMERICA BY /s/ Gregory E. Ortiz (Signature of Contracting Officer)
13. NAME AND TITLE OF SIGNER (type or print) Thomas B. Burton, President	14. DATE SIGNED 5-20-07	16. NAME OF CONTRACTING OFFICER (type or print) GREGORY E. ORTIZ	17. DATE SIGNED 5/21/07
AUTHORIZED FOR LOCAL REPRODUCTION		STANDARD FORM 114d (REV. 1-84)
Previous edition is usable		Prescribed by GSA PPRM (41 CRF) 101-45.3.

DRMS CONTRACT NUMBER 99-4001-0004
Supplemental Agreement 5

WHEREAS, the Defense Reutilization and Marketing Service (“DRMS”) requires that property being sold as scrap material receive increased scrutiny to ensure that mutilation is being performed in accordance with the requirements of this sales contract; and

WHEREAS, in order to effectively scrutinize the mutilation of property that presents a risk of release in its useable configuration to the public, while maintaining an efficient flow of saleable scrap material that represents lower risk, and where mutilation is not critical to its sale;

NOW, THEREFORE, it is mutually agreed between the two parties hereto to this modification that:

1.               Part II, Section V, “Demil “B” and “Q” Property,” shall be amended as follows:

Third paragraph shall be deleted in its entirety and replaced with the following paragraph:

All Property offered under this contract including DEMIL Code “A” property, requires Mutilation, (destructively scrapping in a manner that prevents recognition or reconstruction of the original item and sub components) unless specifically excluded from Mutilation by the Government.  Property generally excluded from Mutilation requirement includes: Demil code “A” vehicles, tires, lockers, ammunition cans, production stock/residue (bars, plate rod, wire, borings and turnings), wire and cable, pipe and tube construction material/residue (lumber, block, brick, windows, I-beams), wood products, furniture and white goods (appliances, e.g., refrigerators)  The Purchaser may request from the SCO that other property be excluded from the Mutilation requirement.  DRMS will evaluate such requests in the exercise of its sole discretion.  Mutilation is not required for scrap material generated from Puget Sound Naval Shipyard and CDC Texarkana, TX, as this scrap is already mutilated prior to referral to the Purchaser.  In instances where scrap is not mutilated at these locations prior to release under the SV contract, mutilation will be required.

8th paragraph shall be deleted in its entirety and replaced with the following paragraph:

If the material (Demil “A”, “B” and “Q” Property) has not been mutilated before re-sale, the Purchaser will either perform the mutilation at the DRMO or witness mutilation by the re-sale buyer and attest to the mutilation by signing as a witness to the mutilation process on the Certificate of Destruction.  The Purchaser’s reasonable costs associated with verifying the destructive scrapping shall be submitted as seller indirect costs.

DRMS CONTRACT NUMBER 99-4001-0004
Supplemental Agreement 5

2.               Part VI, Article Seven, Section 5, Part C(1) shall be amended as follows:
Delete paragraph in its entirety and replace with the following paragraph:

For MLI and CCLI (i.e. DEMIL “B” and “Q”) Property not mutilated by the Purchaser, the Purchaser shall promulgate in all re-sale advertisements and catalogs, as well as in the terms and conditions of sale, a notice to prospective buyers that the terms will require export permits.  The wording of such notice shall be approved in advance by DRMS in the exercise of its sole discretions.  Before releasing a particular item of DEMIL “B” or “Q” Property to a prospective re-sale buyer, (i) Purchaser shall obtain a completed EUC from such buyer for each lot (or group of lots at a single re-sale event) of such Property and furnish a copy thereof to DRMS, (ii) Purchaser shall confirm with DRMS through the SCO that such buyer is cleared for the purchase of DEMIL “B” and “Q” items.  Purchaser shall promulgate in all resale advertisements and catalogs, as well as in the terms and conditions of sale, a notice to prospective buyers that the terms will require mutilation of material not excluded from the mutilation requirement.  The Purchaser will either perform the mutilation at the DRMO, or witness the re-sale buyer’s mutilation process and attest to the mutilation by signing as a witness to the mutilation process on the Certificate of Destruction for every removal.

3.               Purchaser shall promulgate in all sales advertisements and catalogs, as well as in the terms and conditions of sale, a notice to prospective buyers that the Government has the right to Surveillance to allow Government personnel to accompany GL personnel in the performance of witnessing and attesting to the mutilation process performed at the re-sale Buyer’s facility.

4.               Government personnel will witness and attest to the Mutilation of all scrap received, and provided under this contract identified as Standard Waste and Scrap Classification (SCL) Codes MUT, MFS and CSI.  All SCL Codes MUT, MFS, and CSI will be destroyed at no more than two locations in CONUS with the requirements listed below.  The Government reserves the rights to inspect and approve the locations identified by GL to process these scrap codes to ensure the processing requirements can be met.  The DRMOs will be provided instructions to ship this property to the approved locations.

a.               Material will be completely destroyed using a process that will input items up to 8’ foot X 8 foot in size and result in residue not to exceed 4 inches X 4 inches in size.  Automated size reduction prior to shredding is allowed.

b.              End items whose original size is smaller than 4 inches X 4 inches must be destroyed beyond recognition and destroyed so that it cannot be used for its original intended purpose.

c.               For special type items (i.e., material hardness and thickness) which cannot be destroyed in the manner prescribed above, the degree and method of destruction will then be prescribed by a government representative.

DRMS CONTRACT NUMBER 99-4001-0004
Supplemental Agreement 5

d.              Military markings and data plates identified on residue must be removed and destroyed beyond recognition.

e.               Parts removal to any degree is strictly forbidden.

f.                 The Purchaser will be required to process 100,000 lbs of metallic material per day and 30,000 lbs of non-metallic material per day or a minimum of 6 hours of shredding per day as quantities warrant.

g.              The processing locations must provide a secure area at their facility in the event that the property cannot be destroyed the day it arrives.

h.              GL will provide an Operational Plan which identifies the capability to accomplish destruction as described above.

5.               Part II, Article Sixteen, Section 3, “Calculate Net Worth Allocations,” shall be amended as followed:

Section 3(A), “Calculate Contractor Net Worth Allocation,” change to read,

“Purchaser shall calculate the amount of the ‘Contractor Net Worth Allocation’ as Operating Net Worth multiplied by 23%

6.               Section 3(B), “Calculate DRMS Net Worth Allocation,” change to read,

“Purchaser shall calculate the amount of the ‘DRMS Net Worth Allocation’ as Operating Net Worth multiplied by 75.2%.

Section 3(C), “Calculate KGP Net Worth Allocation,” shall remain the same.

7.               Mutilation Timeline:

a.               Implement new mutilation requirements in all spot sales and new term contract offerings – 30 days after effective date of modification

b.              Implement new mutilation requirements in all existing term contracts or offer new term contracts with the mutilation requirements – 120 days after effective date of modification

8.               Reports

a.               Provide a monthly report NLT 15 days after the end of the month all completed certificates of destruction in Microsoft excel format.  Separate worksheets shall be kept for term sales and spot sales.

b.              Report shall include the following information:

i.	Sale & Lot Number
ii.	Buyers name
iii.	Property sales location
iv.	Type of Property
v.	Weight

DRMS CONTRACT NUMBER 99-4001-0004
Supplemental Agreement 5

vi.	Date of removal
vii.	Date of destruction
viii.	Certifiers Name (GL)

c.               Report shall contain copies of the certificate of destruction.  Certificate of destruction will be provided for every removal.

d.              Monthly report identifying contracts with outstanding certificates of destruction.

9.               Calculations for DRMS and Contractor net worth allocations outlined in sections 5 and 6 above shall commence on the 1 day of the month following execution of this modification.

10.         All existing terms and conditions including Supplemental Agreements 1-4 remain in effect.

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